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                                                                   EXHIBIT 11.1





                              GART SPORTS COMPANY
                 Statement re Computation of Per Share Earnings


                                                                                                              28 Days Ended
                                                                               Fiscal Years                    January 31
                                                                -----------------------------------------     -------------
                                                                   1995            1996            1997            1998
                                                                ----------      ----------      ----------      ----------
Earnings (loss) per share:
Net income (loss) attributable to common stock                  $      508      $    4,457      $    6,684      $   (8,005)
Common and common equivalent shares outstanding:
Historical common shares outstanding at beginning of period      5,737,344       5,527,444       5,505,944       5,498,894
Effect of common stock and common stock equivalents issued              --              --              --              --
within one year prior to initial public offering
Weighted average common equivalent shares issued                        --              --          95,150              --
Weighted average treasury stock purchased                          (55,533)        (14,558)         (4,271)             --
Weighted average shares of common stock                                 --              --              --       1,713,373
Weighted average shares of common and common equivalent          5,681,811       5,512,886       5,596,823       7,212,267
shares outstanding
Basic earnings (loss) per share                                 $     0.09      $     0.81      $     1.21      $    (1.11)
Diluted earnings (loss) per share                               $     0.09      $     0.81      $     1.19      $    (1.11)
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